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                                                                      EXHIBIT 21

                                   AMGEN INC.

SUBSIDIARY                                                       STATE OF
(Name under which                                                INCORPORATION
subsidiary does business)                                        OR ORGANIZATION
-------------------------                                        ---------------

Immunex Corporation                                              Washington
Amgen Manufacturing, Limited                                     Bermuda